CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 26, 2015 with respect to the consolidated financial statements of ASA Electronics, LLC included in the Annual Report of VOXX International Corporation on Form 10-K for the year ended February 28, 2017, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Chicago, Illinois
August 15, 2017